EXHIBIT 99.1

ACME Communications Announces Fourth Quarter 2007 Results

SANTA ANA, Calif., March 25, 2008 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the fourth quarter and full year ended December 31, 2007.

Our net revenues from continuing operations, which exclude the results of our Decatur station which was sold on October 25, 2007, increased 8% to $8.4 million for the fourth quarter compared to net revenues of $7.8 million in the fourth quarter of 2006. The increase was driven by the inclusion of The Daily Buzz in our consolidated fourth quarter 2007 results compared to the fourth quarter of 2006 when the venture's results were accounted for using the equity-method. Net revenues for the quarter for our six continuing stations declined 4% compared to the fourth quarter of 2006 due to increased competition in our markets, as competitors focused on regaining share of regular business displaced by the previous year's strong political advertising demand. Net revenue at The Daily Buzz for the quarter was $884,000 on increased advertising and sponsorship revenue which helped the show post a modest profit for the quarter for the first time ever.

Operating expenses at our stations for the quarter were adversely impacted by a $1.2 million charge related to net realizable value program adjustments and a $1.6 million impairment to our broadcast licenses based on the results of our year-end formal valuation efforts. On a cash-based basis, our station operating expenses increased 11%, principally on higher programming payments. Our resulting broadcast cash flow for the quarter was $453,000 compared to $1.1 million for the fourth quarter of 2006, a 60% decrease. Our net loss from continuing operations and overall was $2.1 million and $1.3 million, respectively.

For the full year, our revenues at our six continuing stations declined 4% compared to 2006 but this decline was offset by a 118% increase in revenues at The Daily Buzz, which left overall revenues unchanged at $32.0 million. The decrease in our station revenues reflects a loss of revenue share against non-political market revenues that grew just under 1% for the year. The increase in our Daily Buzz revenues was attributable to new advertisers and sponsors coupled with the fact that the venture was consolidated in our operating results for nine months in 2007 compared to just six months in our 2006 results. Total operating expenses for the year were $42.2 million compared to $36.5 million in 2006 driven by $5.3 million in broadcast license impairment charges, a $569,000 increase in program NRV adjustments and higher program amortization related to new syndicated programs which started in September 2007. On a cash-based basis, however, our station operating expenses increased just 1%. Our broadcast cash flow for the year was $2.3 million compared to $3.6 million in 2006, a 35% decline.

Our full year loss from continuing operations was $6.7 million compared to $6.3 million for 2006 driven by lower operating profits at our stations net of a tax benefit in 2007 used to offset the tax from the income from our discontinued operations. Our income from discontinued operations for the year was $22.0 million which resulted primarily from a $27.9 million pre-tax gain on the sale of our Ft. Myers station in February 2007. Net income for 2007 was $15.3 million compared to a net loss of $4.2 million for 2006.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "As expected, the fourth quarter proved to be a difficult operating environment for our stations, which lost share in the face of a soft market and increased competition from our in-market competitors. Cash-based operating expenses at our stations were driven primarily by higher program payments and our decision to invest aggressively on promotion in support of the November sweeps. At The Daily Buzz, we're pleased that we were able to achieve our first effective break-even for the show and are hopeful that the show will generate positive cash flow for the full year of 2008. While the current environment remains challenging and the advertising outlook is uncertain, we are focused on better positioning our stations to compete for ad dollars in each of our markets, while carefully managing our costs and preserving our liquidity. We are also continuing to pursue all options for monetizing our station assets in the best interest of our shareholders, despite a difficult M&A market."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation and amortization, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to our adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We consider operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

First Quarter 2008 Outlook

Based on expected increase market revenue shares at our stations and our current sales pacings, we expect first quarter 2008 net revenues at our continuing stations to increase 1-2% over our first quarter 2007 station net revenues of $7.2 million and we expect cash-based station expenses to increase 5-6% above the levels of the prior year quarter on higher programming payments. Based on seasonally lower advertising revenues, we expect The Daily Buzz to post a lower negative cash flow for the first quarter of 2008 compared to a negative cash flow of $161,000 for the first quarter of 2007, at which represented just our 50% share of the venture's loss. We expect resulting broadcast cash flow for the first quarter of 2008 to be in the range of $325,000 to $425,000, compared to broadcast cash flow of $611,000 for the first quarter of 2007.

Fourth Quarter Conference Call

Senior management of ACME will host a conference call to discuss their fourth quarter 2007 results on Tuesday, March 25th at 4:30 p.m. Eastern Time. To access the conference call, please dial 973-582-2700 ten minutes prior to the start time. A replay of the conference call will be available through Tuesday, April 15, 2008 by dialing 800-642-1687 (U.S.) or 706-645-9291 (International), passcode 37947269. In addition, we will provide a live webcast of the conference call on our Web site, located at http://www.acmecommunications.com. The webcast will also be archived on our Web site until April 15, 2008.

About ACME Communications

ACME Communications, Inc. owns and operates six television stations serving markets covering 2.2% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WIWB-TV, Green Bay-Appleton, WI and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a MyNetworkTV affiliate, are affiliates of The CW Network. Our shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and, to a lesser extent, MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, and the other risk factors set forth in the Company's 2006 Form 10-K/A filed with the Securities and Exchange Commission on April 10th, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

                           Three Months Ended      Twelve Months Ended
                              December 31,             December 31,
                          -------------------      -------------------
                            2007        2006         2007        2006
                          --------   --------      --------   --------
 Net revenues              $ 8,379    $ 7,781      $ 32,000   $ 32,038
                          --------   --------      --------   --------
 Operating expenses:
   Cost of service:
    Programming,
     including program
     amortization            4,434      2,373        13,047     12,036
    Other costs of
     service
     (excluding
     depreciation and
     amortization of
     $760 and $890 for
     the three months
     ended December
     31, 2007 and 2006,
     respectively, and
     $3,172 and $3,469
     for the twelve
     months ended
     December 31, 2007
     and 2006,
     respectively)           1,431      1,246         5,248      5,175
   Selling, general and
    administrative
    expenses                 3,019      2,948        11,820     11,933
   Depreciation and
    amortization               768        897         3,202      3,503
   Abandoned
    acquisition-related
    costs                       --         --            --        177
   Impairment of
    broadcast licenses       1,557         --         5,257         --
   Corporate expenses          899      1,024         3,589      3,621
                          --------   --------      --------   --------
     Operating expenses     12,108      8,488        42,163     36,445
                          --------   --------      --------   --------
     Operating loss         (3,729)      (707)      (10,163)    (4,407)

   Other income
    (expenses):
   Interest, net               (82)         6           (43)        55
   Gain on sale of
    assets                      --         69            --         69
   Equity in losses of
    unconsolidated
    affiliates                  --       (187)         (251)      (435)
                          --------   --------      --------   --------
 Loss from continuing
  operations before
  income taxes
  and minority
  interest                  (3,811)      (819)      (10,457)    (4,718)
 Income tax benefit
  (expense)                  1,688       (461)        3,734     (2,036)
                          --------   --------      --------   --------
 Loss from continuing
  operations before
  minority interest         (2,123)    (1,280)       (6,723)    (6,754)
 Minority interest
  income                        --         --            --        463
                          --------   --------      --------   --------
 Loss from continuing
  operations                (2,123)    (1,280)       (6,723)    (6,291)
                          --------   --------      --------   --------
 Discontinued operations:
   Income (loss) from
    discontinued
    operations, before
    income taxes              (188)      (253)       24,304      2,507
 Income tax expense           (860)       (99)       (2,288)      (395)
                          --------   --------      --------   --------
   Income (loss) from
     discontinued
     operations             (1,048)      (352)       22,016      2,112
                          --------   --------      --------   --------
     Net income (loss)    $ (3,171)  $ (1,632)     $ 15,293   $ (4,179)
                          ========   ========      ========   ========

 Net income (loss) per
  share, basic and
  diluted:

   Continuing
    operations             $ (0.13)   $ (0.08)      $ (0.42)   $ (0.39)
   Discontinued
    operations               (0.07)     (0.02)         1.37       0.13
                          --------   --------      --------   --------
     Net income (loss)
      per share            $ (0.20)   $ (0.10)       $ 0.95    $ (0.26)
                          --------   --------      --------   --------
 Weighted average
  basic and diluted
  common shares
  outstanding               16,047     16,047        16,047     16,047
                          ========   ========      ========   ========

 Supplemental Table 1
 --------------------

              ACME Communications Inc. and Subsidiaries
       Reconciliation of Operating Loss to Broadcast Cash Flow
                          and Adjusted EBITDA
                               (Unaudited)
                             (In thousands)

                          Three Months Ended      Twelve Months Ended
                              December 31,            December 31,
                         --------------------    --------------------
                            2007       2006         2007        2006
                         ---------  ---------    ---------   --------
 Operating loss           $ (3,729)    $ (707)   $ (10,163)  $ (4,407)

 Add (less):
   Stock-based
    compensation at
    stations                    50         37          191        150
   Depreciation and
    amortization               768        897        3,202      3,503
   Amortization of
    program rights           2,637      1,510        6,942      6,527
   Abandoned
    acquisition-related
    costs                       --         --           --        177
   Impairment of
    broadcast licenses       1,557         --        5,257         --
   Corporate expenses          899      1,024        3,589      3,621
   Minority interest
    related to The
    Daily Buzz, before
    depreciation                --         --           --        366
   Equity in losses of
    The Daily Buzz,
    before depreciation         --       (166)        (161)      (302)
   Implied contribution
    from former Daily
    Buzz venture
    partner                     --         --         (310)        --
   Program payments         (1,729)    (1,472)      (6,205)    (6,040)
                         ---------  ---------    ---------   ---------
     Broadcast cash
      flow(1)                  453      1,123        2,342      3,595

 Add (less):
   Corporate expenses         (899)    (1,024)      (3,589)    (3,621)
   Stock-based
    compensation at
    corporate                   41         54          202        178
                         ---------  ---------    ---------   --------
     Adjusted EBITDA        $ (405)     $ 153     $ (1,045)     $ 152
                         =========  =========    =========   ========
 Broadcast cash flow
   margin(1)                   5.4%      14.4%         7.3%      11.2%
 Adjusted EBITDA
   margin(1)                  -4.8%       2.0%        -3.3%       0.5%
                         =========  =========    =========   ========

 (1) We define:

 * Broadcast cash flow as operating income (loss), plus stock-based compensation, depreciation and amortization, amortization of program rights, impairment of broadcast licenses and corporate expenses, less program payments (excluding program payments related to construction permits);

 * Adjusted EBITDA as broadcast cash flow less corporate expenses, exclusive of stock-based compensation;

 * Broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

 * Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

                 ACME Communications Inc. and Subsidiaries
             Reconciliation of Operating Expenses to Cash-Based
                          Station Operating Expenses
                                 (Unaudited)
                                (In thousands)

                           Three Months Ended      Twelve Months Ended
                              December 31,             December 31,
                          -------------------      -------------------
                            2007        2006         2007       2006
                          --------   --------      --------   --------
 Operating expenses       $ 12,108    $ 8,488      $ 42,163   $ 36,445

 Add (less):
   Program payments          1,729      1,472         6,205      6,040
   Depreciation               (768)      (897)       (3,202)    (3,503)
   Corporate expense          (899)    (1,024)       (3,589)    (3,621)
   Barter program costs       (747)      (777)       (2,992)    (3,153)
   Program amortization     (2,637)    (1,510)       (6,942)    (6,527)
   Daily Buzz
    production costs          (845)        --        (2,693)    (1,662)
   Implied contribution
    from former Daily
    Buzz venture
    partner                     --         --           310         --
   Abandoned
    acquisition-related
    costs                       --         --            --       (177)
   Impairment of
    broadcast licenses      (1,557)        --        (5,257)        --
   Stock-based
    compensation at
    stations                   (50)       (37)         (191)      (150)
                          --------   --------      --------   --------
   Total cash-based
    station operating
    expenses               $ 6,334    $ 5,715      $ 23,812   $ 23,692
                          ========   ========      ========   ========

 Supplemental Table 3
 --------------------

              ACME Communications Inc. and Subsidiaries
       Reconciliation of Net Revenues to Station Net Revenues
                              (Unaudited)
                            (In thousands)

                                Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                                ------------------  ------------------
                                  2007      2006      2007      2006
                                --------  --------  --------  --------

 Net revenues                   $  8,379  $  7,781  $ 32,000  $ 32,038
 Less:  Daily Buzz net revenues     (884)       --    (2,029)     (931)
                                --------  --------  --------  --------

  Station net revenues          $  7,495  $  7,781  $ 29,971  $ 31,107
                                ========  ========  ========  ========

CONTACT:  ACME Communications, Inc.
          Tom Allen
          714/245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett
          212/986-6667